                                                                    Exhibit 23.8






Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-80136) of our report dated February 8, 2001, relating to the financial statements of Navegacao Vale do Rio Doce S.A.-DOCENAVE for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, February 25, 2002

Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated February 12, 1999, relating to the financial statements of Navegacao Vale do Rio Doce S.A.-DOCENAVE for the years ended December 31, 1998 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, February 25, 2002